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                                                                  EXHIBIT 10.43

                            AMENDMENT NO. 4 TO THE
                    NOBLE DRILLING CORPORATION THRIFT PLAN

         Pursuant to Section 8.1 thereof, the Noble Drilling
Corporation Thrift Plan as in effect prior to August 1, 1989 (the
"Plan"), is hereby amended in the following respects only:

         FIRST: Effective as of January 1, 1989, Section 1.1(f) of the Plan is hereby amended by adding to the end thereof two sentences to read as follows:

         Any provision of this Section to the contrary notwithstanding, the Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 1988, shall not exceed $200,000 (as adjusted to take into account any cost-of-living increase authorized pursuant to Section 401(a)(17) of the Internal Revenue
         Code). In determining the Compensation of an Employee, the rules of
         Section 414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 prior to the end of the Plan Year.

         SECOND:   Effective as of January 1, 1989, Article III of the
Plan is hereby amended by adding to the end thereof a section to read as follows:

                 3.7 Multiple Use Limitation. Any provision of this Plan to the contrary notwithstanding, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Employees (as defined in Model Amendment IV attached to this Plan) as determined pursuant to and after application of actual deferral percentage and contribution percentage tests shall not exceed the "aggregate limit." The "aggregate limit" shall be equal to the greater of:

                          (1) the sum of: (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the lesser of the relevant actual deferral percentage or the relevant contribution percentage; or
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                 (2)   the sum of:  (i) 1.25 times the lesser of the relevant
         actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the greater of the relevant actual deferral percentage or the relevant contribution percentage.

The "relevant actual deferral percentage" means the actual deferral percentage determined pursuant Model Amendment IV attached to this Plan for the group of Employees who are not Highly Compensated Employees. The "relevant contribution percentage" means the contribution percentage determined pursuant to said Model Amendment IV for the group of Employees who are not Highly Compensated
Employees.   In the event that the aggregate limit is exceeded in any year, then the actual deferral percentage and/or contribution percentage for Participants who are members of the group of Highly Compensated Employees shall be reduced by reducing first the Pre-Tax Contributions and then the Matching Contributions made for such Plan Year for or on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages and/or contribution percentages to the largest uniform actual deferral percentage and/or contribution percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and/or contribution percentage and reducing his or her actual deferral percentage and/or contribution percentage to the extent necessary to satisfy the above restrictions or to lower such actual deferral percentage and/or contribution percentage to the actual deferral percentage and/or contribution percentage of the Highly Compensated Employee with the next highest actual deferral percentage and/or contribution percentage, and repeating this process as necessary) that permits the sum of the actual deferral percentage and contribution percentage for said group of Highly Compensated Employees to satisfy the above restrictions. Any portion of a Pre-Tax Contribution made on behalf of a Participant which cannot be credited to the Pre-Tax Account of such Participant for a Plan Year because of the limitation contained in this Section (along with any income allocable thereto) shall be distributed to such Participant within 2 1/2 months after the end of such year. Any Matching Contributions made for a Participant which cannot be credited to the Employer Matching Account of such Participant for a Plan Year because of the limitation contained in this Section (along with any income allocable thereto) shall be forfeited if forfeitable, but if not forfeitable, distributed to such Participant within 2 1/2 months after the end of such year.




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         THIRD:   Effective as of January 1, 1989, Section 6.2 of the Plan is
hereby amended by restatement in its entirety to read as follows:

                 Section 6.2 Time of Distribution. Distributions to a Participant or beneficiary under the Plan shall be made or commence being made, as the case may be, no later than the earlier of (i) sixty
         (60) days after the end of the Plan Year during which such Participant or beneficiary becomes entitled to a distribution or (ii) April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2.

         FOURTH:   Effective as of January 1, 1987, the Plan is hereby
amended by adding to the end thereof and incorporating therein by this reference the Model Amendment IV attached hereto as Exhibit A.

         IN WITNESS WHEREOF, this Amendment has been executed this 30 day of December, 1994.

                                        NOBLE DRILLING CORPORATION

                                        By  /s/  Byron L. Welliver
                                        -----------------------------------
                                        Title: Sr. Vice President - Finance




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